Exhibit 10.14

PROMISSORY NOTE SECURED BY DEED OF TRUST

$17,300,000.00	August 12, 2015

FOR VALUE RECEIVED, KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of SunTrust Bank, a Georgia banking corporation (together with its successors and assigns, the “Lender”), having an address c/o SunTrust Bank, Agency Services, Mail Code GA-Atlanta-7662, 303 Peachtree Street, N.E. – 25th Floor, Atlanta, GA 30308, the principal sum of SEVENTEEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($17,300,000.00) (the “Principal Sum”), or so much thereof as may be advanced to or for the account of Borrower pursuant to the terms and conditions of the Loan Agreement (as hereinafter defined), together with interest at a rate per annum as provided in the Loan Agreement, on the dates and in the amounts provided in the Loan Agreement.

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in that certain Loan Agreement dated as of even date herewith (as amended, modified, renewed, replaced, supplemented, or restated from time to time, the “Loan Agreement”), by and between Borrower and the Lenders (as defined in the Loan Agreement, including Lender) and SunTrust Bank, in its capacity as administrative agent for the Lenders (“Administrative Agent”).

Borrower promises to pay interest on the unpaid principal amount of this Note from time to time on the dates and at the rate or rates provided for in the Loan Agreement, all in accordance with the terms of the conditions of the Loan Agreement, which terms and conditions are incorporated herein. The entire outstanding principal amount, together with all accrued unpaid interest thereon, shall be due and payable in full on the Maturity Date. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof, shall bear interest at a rate per annum as provided in the Loan Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of the Lender in lawful money of the United States in immediately available funds at the Administrative Agent’s office as set forth in the Loan Agreement (or in accordance with written notice from Lender to Borrower).

All advances made by the Lender, the maturity thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on a schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of Borrower hereunder or under the Loan Agreement.

This Note is a “Note” referenced in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the Maturity Date of this Note. In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note, and all of the unpaid interest accrued thereon, may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

This Note is secured by, among other things, that certain Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing of even date herewith (the “Security Instrument”) from Borrower for the benefit of Administrative Agent, conveying Borrower’s interest in certain real estate situated in Orange County, California, more particularly described in Exhibit A to the Security Instrument, and all other property, real and personal, more particularly described in the Security Instrument.

Section 5.1 of the Security Agreement provides as follows: “Section 5.1 No Sale/Encumbrance. Borrower shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof, Borrower or any Restricted Party, other than in accordance with the provisions of the Loan Agreement, without the prior written consent of Beneficiary.”

Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Loan Documents. Without limiting the generality of the foregoing, the acceptance by Administrative Agent from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish any right of Lender to accelerate the maturity of this Note or to exercise any other right or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan, except as otherwise permitted under the Loan Documents. As further provided in the Loan Agreement, any Lender may, at any time, sell, transfer, or assign all or a portion of its interest in this Note and the other Loan Documents, subject to the terms of the Loan Agreement.

Time is of the essence with respect to Borrower’s obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Any notice, request, or demand to or upon Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Lender shall automatically, and without further action by any party, be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Lender or Administrative Agent shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Lender’s or Administrative Agent’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid balance of the Loan. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the interest rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees actually incurred.

This Note shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York. Borrower and Lender, by its acceptance of this Note, hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, and the Courts of the State of New York sitting in New York County, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York Court or, to the extent permitted by applicable law, such Federal court. Borrower and Lender each irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in the jurisdiction of the United States District Court for the Southern District of New York, and the Courts of the State of New York sitting in New York County, New York, and any appellate court from any thereof, and irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND

BORROWER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Administrative Agent and/or any Lender shall have no recourse against, nor shall there be any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower with respect to the obligations of any Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Lender’s right to exercise any rights or remedies against any collateral securing the Loan.

[Signature on Following Page]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

BORROWER

KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company

By:	KBSGI REIT ACQUISITION I, LLC,
a Delaware limited liability company, its sole member

	By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company, its sole member

		By:	KBS GROWTH & INCOME LIMITED
PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation, its general partner

By:/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

[Signature Page – Promissory Note]

ACKNOWLEDGMENT
A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California
County of Orange )

On August 6, 2015 before me, K. Godin, Notary Public
(insert name and title of the officer)

personally appeared Charles J. Schreiber, Jr. ,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature	(Seal)